Exhibit (q)(1)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Patrick R. Cleary and Sean Hegarty, and each of them, his/her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him/her in his/her name, place and stead, in any and all capacities, to sign all registration statements, exemptive applications, no-action letter requests, proxy statements, any amendments or supplements thereto, and other regulatory filings made applicable to the EA Series Trust (formerly known as Alpha Architect ETF Trust) and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, any state securities regulator, any self-regulatory organization or other governmental or official body (including, without limitation, agencies, commissions and authorities) and any other regulatory authority having jurisdiction over the offer and sale of shares of each series of EA Series Trust granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all acts that said attorneys-in-fact and agents, or any of them, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument. Each counterpart may be executed in written form, by facsimile or by other means using electronic or digital technology, whether it is a computer-generated signature, an electronic copy of the party’s true ink signature, or otherwise.

SIGNATURE AND ACKNOWLEDGEMENT:

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 11th day of July, 2023.

Signature

/s/ Wesley R. Gray
Wesley R. Gray

/s/ Michael S. Pagano
Michael S. Pagano

/s/ Daniel Dorn
Daniel Dorn

/s/ Emeka Oguh
Emeka Oguh

/s/ Patrick R. Cleary
Patrick R. Cleary

/s/ Jessica Leighty
Jessica Leighty

/s/ Sean Hegarty
Sean Hegarty

/s/ Brian Massaro
Brian Massaro